EXHIBIT 10.11

EXECUTION VERSION

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) has been executed by and among the following parties February 24, 2020 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:	VTV Global Culture Media (Beijing) Co., Ltd. (hereinafter “Pledgee”)

Address:	8 Beichen East Road, Building 9-L, Suite 1007, Chaoyang District, Beijing, PRC

Party B:	[ ], a shareholder of Party C (hereinafter “Pledgor”) and one of ten shareholders of Party C executing a similar agreement on or about the date hereof;

Address:	[ ]

Party C:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

Address:	Jiyi Wenchuang Garden II, Building F16, Gaobeidian West Dian, Chaoyang District, Beijing, PRC 100122

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.

Pledgor is a citizen of PRC and holds 35.02% of the equity interest in Party C in record. Party C is a company registered in Beijing, China. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.

Pledgee is a wholly-foreign-owned enterprise registered in China. Pledgee, Pledgor and Party C have simulteneosly executed Business Cooperation Agreement and other control agreements (the “Control Agreements”);

3.

To ensure that Pledgor and Party C fully perform their obligations under the Control Agreements, and pay the consulting and service fees thereunder to the Pledgee when the same become due, the Pledgor hereby pledges to the Pledgee all of the equity interest he holds in Party C as security for payment of the consulting and service fees by Party C under the Control Agreements.

To perform the provisions of the Control Agreements, the Parties have mutually agreed to execute this Agreement upon the following terms.

1 | Page

EXECUTION VERSION

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1.

Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2.	Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3.	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4.	Control Agreements: shall refer to Business Cooperation Agreement and other relevant control agreements executed by and among Party C and Pledgee on or about the date hereof .

1.5.	Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.6.	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As collateral security for the performance of the Control Agreements and the timely and complete payment when due of any or all of the payments due by Party C and/or Pledgor, including without limitation the consulting and services fees payable to the Pledgee under the Control Agreements, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter acquired by the Pledgor, in the Equity Interest of Party C. The pledged Equity Interest is referred as the Collateral.

3.	Term of Pledge

3.1.

The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered with relevant local agency under Beijing Administration for Industry and Commerce (the “Authority”).The Pledge shall be continuously valid until Pledgor is no longer a shareholder of Party C or the satisfaction of all its obligations by the Party C under the Control Agreements. Pledgor shall be responsible for recording the Pledge in the Company’s Register of Shareholders.

3.2.

During the Term of Pledge, in the event Party C fails to pay the consulting or service fees in accordance with the Control Agreements, Pledgee shall have the right, but not the obligation, to dispose of and enforce the Pledge in accordance with the provisions of this Agreement.

2 | Page

EXECUTION VERSION

4.	Custody of Records for Equity Interest subject to Pledge

4.1.

Upon the execution of this Agreement, the Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register representing the Collateral containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2.	Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of Pledgor

5.1.	Pledgor is the owner of the Equity Interest in Party C on the records of register of shareholders.

5.2.	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3.	Except for the Pledge, Pledgor has not placed any other security interest or other encumbrance on the Equity Interest.

6.	Covenants and Further Agreements of Pledgor

6.1.	Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, the Pledgor shall:

6.1.1.

not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Share Disposal Agreement (the “Share Disposal Agreement”) executed by Pledgor, the Pledgee and Party C on the execution date of this Agreement;

6.1.2.

comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3.

promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Collateral or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

3 | Page

EXECUTION VERSION

6.2.

Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3.

To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Control Agreements, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4.

Pledgor hereby undertakes to comply with and perform all guarantees, covenants, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, covenants, agreements, representations and conditions, the Pledgor shall indemnify Pledgee for all losses resulting therefrom.

6.5.	The Pledgor shall process the registration procedures with the AIC concerning the Pledge as soon as practical after the execution of this Agreement.

6.6.

Without notifying Pledgee in advance and obtaining Pledgee’s prior written consent, Pledgor shall not transfer the Collateral and any action for the proposed transfer of the Equity Interest of Pledgor shall be invalid. Any payment received by Pledgor for transfer of the Equity Interest shall be firstly used to repay the secured obligations to Pledgee or be placed in escrow with a third party as agreed with Pledgee.

7.	Event of Default

7.1.	The following circumstances shall be deemed Event of Default:

7.1.1.

Party C fails to fully and timely fulfill any liabilities under the Control Agreements, including without limitation failure to pay in full any of the consulting and service fees payable under the Control Agreements, breaches any other obligations of Party C thereunder or causes any defaults under the Control Agreements;

7.1.2.	Any of the Pledgor or Party C has committed a material breach of any provisions of this Agreement;

7.1.3.	Except for the performance of the Share Disposal Agreement, any of Pledgor abandons, transfers or purports to transfer or the Equity Interest pledged without the written consent of Pledgee;

4 | Page

EXECUTION VERSION

7.1.4.	The successor or custodian of Party C is capable of only partially performing or refusing to perform the payment obligations under the Control Agreements;

7.1.5.	The occurrence of any adverse change to the assets or property of any of Pledgor, which in Pledgee’s determination, may impact the ability of the Pledgor to perform its obligations hereunder; and

7.1.6.	The occurrence of any other circumstances under which the Pledgee is not or may not able to exercise its rights hereunder in accordance with the applicable law.

7.2.

Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor that has incurred or the knowledge of the incurrence of such event of default, shall immediately notify Pledgee in writing accordingly.

7.3.

Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgor requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding immediate disposal of the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.	Exercise of Pledge

8.1.

Prior to the full payment of the consulting and service fees described in the Control Agreements, without the Pledgee’s written consent, Pledgor shall not assign or transfer the Equity Interest in Party C.

8.2.	Pledgee may but is not required to, issue a written notice to Pledgor when exercising the Pledge.

8.3.

Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 7.3. Once Pledgee elects to enforce the Pledge, such Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4.

In the Event of Default, Pledgee is entitled to dispose of the Equity Interest in accordance with applicable PRC laws. Only to the extent permitted under applicable PRC laws, Pledgee has no obligation to account to any of Pledgor for proceeds of disposition of the Equity Interest, and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee.

8.5.	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

5 | Page

EXECUTION VERSION

9.	Assignment

9.1.	Without Pledgee’s prior written consent, Pledgor shall have no right to assign or delegate its rights and obligations under this Agreement.

9.2.	This Agreement shall be binding on each and all of Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3.

At any time, Pledgee may assign any and all of its rights and obligations under the Control Agreements to its designee(s) (natural/legal persons), in which case the assignee shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Control Agreements, upon Pledgee’s request, each and all of Pledgor shall execute relevant agreements and/or other documents relating to such assignment.

9.4.

In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

9.5.

Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Share Disposal Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.	Termination

Upon the full payment of the consulting and service fees under the Control Agreements and upon termination of Party C’s obligations under the Control Agreements, this Agreement shall be terminated, and Pledgee shall then terminate the equity pledge under this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

6 | Page

EXECUTION VERSION

13.	Governing Law and Resolution of Disputes

13.1.	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2.

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Chinese, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1.

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7 | Page

EXECUTION VERSION

14.1.1.

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of acceptance or refusal at the address specified for notices.

14.1.2.	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2.	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	VTV Global Culture Media (Beijing) Co., Ltd.

Address:	8 Beichen East Road, Building 9-L, Suite 1007, Chaoyang District, Beijing, PRC
Attn:	Tijin Song
Email:	*

Party B:	*

Address:
Attn:
Email:

Party C:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

Address:	Jiyi Wenchuang Garden II, Building F16, Gaobeidian West Dian, Chaoyang District, Beijing, PRC 100122
Attn:	Dazhi Liu
Email:	*

14.3.	If any Party change its address for notices or its contact person, a notice shall be delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

8 | Page

EXECUTION VERSION

16.	Reserved.

17.	Effectiveness

17.1.	This Agreement shall become effective when the Parties have duly executed this Agreement.

17.2.	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective after the affixation of the signatures or seals of the Parties.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

9 | Page

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Pledge Agreement as of the date first above written.

Party A:	VTV Global Culture Media (Beijing) Co., Ltd.

By:
Name:	Tijin Song
Title:	CEO and Chairman

Party B:	[ ]

By:
Name:
Title:	Shareholder

Party C:	Butterfly Effect Culture Media (Beijing) Co., Ltd.

By:
Name:	Yang Wang
Title:	CEO

10 | Page